SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 ON
                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2001
                                                   -------------


                               MONSTERDAATA, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     33-1599             22-2732163
----------------------------       ------------      -------------------
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)              File Number)      Identification No.)


      32 East 31st Street, 9th Floor, New York, New York             10016
      ----------------------------------------------------      --------------
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (212) 447-2000
                                                     --------------

                          CURRENT REPORT ON FORM 8-K/A


                               MONSTERDAATA, INC.


                                  July 31, 2001

      This Amendment No. 1 amends Item 7 of the Current Report on Form 8-K dated July 31, 2001 (the "Current Report"), of MonsterDaata, Inc., a Delaware corporation ("MonsterDaata"), filed with the Securities and Exchange Commission on August 15, 2001, relating to the merger of NeighborhoodFind.com, LLC ("NeighborhoodFind") with and into MonsterDaata, to include the information set forth below:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.
                                                                            Page
                                                                            ----

         Independent Auditors' Report..........................................3

         Financial Statements of NeighborhoodFind

         Balance Sheets - June 30, 2001 (Unaudited), December 31, 2000 ........4
         Statements of Operations for the six months ended June 30, 2001 and
           2000 (Unaudited), for the year ended December 31, 2000, and the period October 1, 1999 (Inception) through December 31, 1999........6
         Statements of Changes in Members' Deficit.............................7
         Statements of Cash Flows..............................................9


         Notes to Financial Statements........................................11


(b) Pro Forma Financial Information.

         Introduction to Unaudited Pro Forma Condensed Combined
           Financial Information. ............................................21
         Unaudited Pro forma Condensed Combined Balance Sheet June 30, 2001...22 Unaudited Pro forma Condensed Combined Statement of Operations for the year ended December 31, 2000...............................25
         Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2001.............................27
         Notes to Unaudited Pro forma Condensed Combined Financial
           Information........................................................29

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of
MonsterDaata, Inc.

We have audited the accompanying balance sheet of NeighborhoodFind.com, LLC as of December 31, 2000, and the related statements of operations, members' deficit, and cash flows for the year then ended and for the period October 1, 1999 (Inception) through December 31, 1999 (see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeighborhoodFind.com, LLC as of December 31, 2000 and the results of its operations and its cash flows for the year then ended and for the period October 1, 1999 (inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company incurred a net loss of $5,034,919 during the year ended December 31, 2000, and net cash flows used to fund operations was $2,994,567. These factors, as well as the uncertain conditions that the Company faces relative to its business model, create substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


October 5, 2001                                       /s/Marcum & Kliegman LLP
New York, NY                                          ------------------------
                                                         Marcum & Kliegman LLP

                                                       NEIGHBORHOODFIND.COM, LLC

                                                                  BALANCE SHEETS

                                  June 30, 2001(Unaudited) and December 31, 2000
  ------------------------------------------------------------------------------

                                     ASSETS


                                                          2001        2000
                                                      -------------------------
                                                      (Unaudited)

CURRENT ASSETS
--------------
 Cash and cash equivalents                              $213,965        $ 34,664
 Accounts receivable, less allowance for doubtful
  accounts of $21,110 in 2001 and 2000                    32,268          39,625
 Prepaid expenses and other current assets                 2,811          12,795
 Advances to employees                                        --           5,900
                                                      -----------       --------

    Total Current Assets                                 249,044          92,984


PROPERTY AND EQUIPMENT, Net                              136,122         322,693
----------------------


OTHER ASSETS                                              42,185          47,002
------------                                          ----------        --------


    TOTAL ASSETS                                        $427,351        $462,679
                                                      ==========        ========

                                                       NEIGHBORHOODFIND.COM, LLC

                                                                  BALANCE SHEETS

                                 June 30, 2001 (Unaudited) and December 31, 2000
  ------------------------------------------------------------------------------


                        LIABILITIES AND MEMBERS' DEFICIT


                                                          2001        2000
                                                      -------------------------
                                                      (Unaudited)
CURRENT LIABILITIES
 Accounts payable and accrued expenses                $  540,271    $   904,225
 Deferred revenue                                      1,175,639      1,276,311
 Current maturities of notes payable                       1,702         42,048
                                                      ----------       --------


    Total Current Liabilities                          1,717,612      2,222,584


NOTES PAYABLE, LESS CURRENT MATURITIES                   927,764        899,750
--------------------------------------                ----------     -----------


    TOTAL LIABILITIES                                  2,645,376      3,122,334


COMMITMENTS AND CONTINGENCIES
-----------------------------


MEMBERS' DEFICIT                                      (2,218,025)    (2,659,655)
----------------                                      ----------     -----------


    TOTAL LIABILITIES AND MEMBERS' DEFICIT            $  427,351     $  462,679
                                                      ==========     ===========



                                                                  NEIGHBORHOODFIND.COM, LLC

                                                                   STATEMENTS OF OPERATIONS
  -----------------------------------------------------------------------------------------


                                                                           For the
                                                                              Period
                                                                             October 1,
                                                                            (Inception)
                               Six Months Ended June 30,      Year Ended     to December
                              ---------------------------     December 31,       31,
                                  2001            2000            2000          1999
                              -------------------------------------------------------------
                               (Unaudited)      (Unaudited)

 REVENUES                      $   976,884      $   393,769      $ 1,116,866    $    18,970
 --------                      -----------      -----------      -----------    -----------

 OPERATING EXPENSES
  Selling expenses               1,312,716        1,166,923        3,919,620        335,584
  General and administrative
  expenses                       1,050,265          638,756        2,116,385        134,596
                                                -----------        ---------    -----------

    TOTAL OPERATING
    EXPENSES                     2,362,981        1,805,679        6,036,005        470,180
                                                -----------        ---------    -----------

    OPERATING LOSS              (1,386,097)      (1,411,910)      (4,919,139)      (451,210)

 OTHER INCOME (EXPENSE)
 ----------------------
  Interest expense                (109,832)        (46,224)         (130,776)        (6,818)
  Interest income                       57               --           14,996             --
                               -----------      -----------      -----------    -----------

    TOTAL OTHER EXPENSE           (109,775)         (46,224)        (115,780)        (6,818)
                               -----------      -----------      -----------

    NET LOSS                   $(1,495,872)     $(1,458,134)     $(5,034,919)     $(458,028)
                                ===========      ===========      ===========      =========


                                       6


                                                                            NEIGHBORHOODFIND.COM, LLC

                                                            STATEMENT OF CHANGES IN MEMBERS' DEFICIT,

                                                        For the Six Months June 30, 2001 (Unaudited),
-----------------------------------------------------------------------------------------------------
                                                                For the Year ended December 31, 2000,
                                 and the Period October 1, 1999 (Inception) through December 31, 1999
-----------------------------------------------------------------------------------------------------


                                    NeighborhoodFind.com, Inc.
                                           (Predecessor)
                               --------------------------------------
                                                                            NFLLC
                                               Common     Accumulated       Members'
                                  Shares        Stock       Deficit         Deficit        Total
                               ----------------------------------------------------------------------
                                                                            (Note 4)
Balance at October 1, 1999
 (Inception)                           --   $      --  $         --     $        --    $        --

Issuance of Common Stock
for cash                           00,000       5,000            --              --          5,000

Net Loss                               --          --      (458,028)             --       (458,028)
                                 --------   ---------      --------      ----------      ---------


Balance at December 31, 1999      100,000       5,000      (458,028)             --        453,028)

Issuance of Common Stock for
cash                                  650      50,025            --              --         50,025

Issuance of Common Stock for
interest                              375      18,758            --              --         18,758

Net Loss (January 1, 2000
through June 12, 2000)                 --          --      (977,461)             --       (977,461)
                                ---------   ---------  ------------     -----------    ----------

Balance at June 12, 2000
(Forward)                         101,025   $  73,783  $ (1,435,489             --     $(1,361,706)
                                ---------   ---------  ------------     -----------    -----------


                                       7


                                                                            NEIGHBORHOODFIND.COM, LLC

                                                       MENT OF CHANGES IN MEMBERS' DEFICIT, Continued

                                                        For the Six Months June 30, 2001 (Unaudited),
-----------------------------------------------------------------------------------------------------
                                                                For the Year ended December 31, 2000,
                                 and the Period October 1, 1999 (Inception) through December 31, 1999
-----------------------------------------------------------------------------------------------------


                                    NeighborhoodFind.com, Inc.
                                           (Predecessor)
                               --------------------------------------
                                                                            NFLLC
                                               Common     Accumulated       Members'
                                  Shares        Stock       Deficit         Deficit        Total
                               ----------------------------------------------------------------------
                                                                            (Note 4)


Balance at June 12, 2000
(Forward)                         101,025   $  73,783  $ (1,435,489     $        --    $(1,361,706)

Reorganization (Note 1)          (101,025)    (73,783)    1,435,489      (1,361,706)            --

Conversion of Note Payable -
 Stockholder to Membership
Interest                               --          --            --         343,883        343,883

Issuance of membership
interest for  cash                     --          --            --       2,100,000      2,100,000

Issuance of warrants -
deferred debt discount                 --          --            --         315,623        315,623

Exercise of warrants                   --          --            --               3              3

Net Loss (June 13, 2000
through December 31, 2000)             --          --            --      (4,057,458)    (4,057,458)
                                 --------   ---------  ------------     -----------     ----------

Balance at December 31, 2000           --          --            --      (2,659,655)    (2,659,655)
                                 --------   ---------  ------------     -----------     ----------

Issuance of membership
interest for cash (unaudited)          --          --            --       1,530,000      1,530,000

Cash contribution to equity
 (Unaudited)                           --          --            --         407,500        407,500

Exercise of warrants  (unaudited)      --          --            --               2              2

Net Loss  (Unaudited)                  --          --            --      (1,495,872)    (1,495,872)
                                 --------   ---------  ------------     -----------    -----------

Balance at June 30, 2001               --        --         --          $(2,218,025)    (2,218,025)
 (Unaudited)                     ========   =========    ==========     ===========     ==========




                                                                       NEIGHBORHOODFIND.COM, LLC

                                                                        STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------

                                                                                        For the
                                                                                        Period
                                                                                      October 1,
                                                                                     (Inception)
                                        Six Months Ended June 30,     Year Ended     to December
                                        -------------------------     December 31,         31,
                                            2001           2000           2000            1999
                                        --------------------------------------------------------
                                        (Unaudited)    (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net loss                                $(1,495,872)   $(1,458,134)   $(5,034,919)   $  (458,028)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
    Depreciation and amortization            69,469         18,918         79,995          5,092
    Bad debt expense                             --             --         21,110             --
    Deferred financing costs                 34,311         18,758         50,413            637
    Loss on sale of fixed assets             98,339
  Changes in operating assets and
  liabilities:
    Accounts receivable                       7,357        (48,605)       (60,296)          (439)
    Prepaid expenses                          9,984        (12,795)       (12,795)            --
    Employee advances                         5,900             --         (4,900)        (1,000)
    Other assets                                 --        (52,165)       (48,425)        (1,900)
    Accounts payable and accrued
    expenses                               (361,954)        86,991        900,046          4,182

    Deferred revenue                       (100,672)       403,625      1,115,204        161,107
                                         ----------      ---------      ---------       --------

        TOTAL ADJUSTMENTS                  (237,266)       414,727      2,040,352        167,679
                                         ----------     ----------     ----------       --------

        NET CASH USED IN OPERATING
        ACTIVITIES                       (1,733,138)    (1,043,407)    (2,994,567)      (290,349)

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

  Purchases of property and equipment       (17,120)       (35,608)      (292,801)       (59,352)
  Cash  proceeds  from  sale of  fixed
  assets                                     35,883             --             --             --
                                        -----------    -----------    -----------    -----------

        NET CASH PROVIDED BY (USED IN)
        INVESTING ACTIVITIES            $    18,763    $   (35,608)   $  (292,801)   $   (59,352)
                                        -----------    -----------    -----------    -----------




                                                                                        For the
                                                                                        Period
                                                                                      October 1,
                                                                                     (Inception)
                                        Six Months Ended June 30,     Year Ended     to December
                                        -------------------------     December 31,         31,
                                            2001           2000           2000            1999
                                        --------------------------------------------------------
                                        (Unaudited)    (Unaudited)


CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from long term debt          $        --    $ 1,051,068    $   251,068    $    16,445
  Repayment of long term debt               (43,824)      (266,832)      (274,688)            --
  Proceeds from issuance of Common Stock         --         50,025         50,025          5,000
  Proceeds from issuance of Membership
  Interest                                1,530,000      1,050,000      2,100,000             --
  Member contributions                      407,500             --             --             --
  Advances from Stockholder                      --         13,922         13,922        329,961
  Proceeds from notes payable                    --             --      1,180,000             --
                                        -----------    -----------    -----------    -----------

        NET CASH PROVIDED BY FINANCING
        ACTIVITIES                        1,893,676      1,898,183      3,320,327        351,406
                                        -----------    -----------    -----------    -----------

        NET INCREASE IN CASH AND
        CASH EQUIVALENTS                    179,301        819,168         32,959          1,705

CASH AND CASH EQUIVALENTS - Beginning        34,664          1,705          1,705             --
                                        -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - Ending      $   213,965     $  820,873    $    34,664    $     1,705
                                        ===========     ==========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash paid during the periods for:

        Interest                            $74,653        $29,349        $80,363         $6,181
                                            =======        =======        =======         ======


NON CASH INVESTING AND FINANCING
 ACTIVITIES
  Note payable issued for the purchase
  of equipment                                                                           $55,627
  Warrant issued in connection with
  note payable                                            $257,247      $315,623
  Conversion note payable-stockholder to
  membership interest                                     $343,883      $343,883
  Subscription receivable                               $1,050,000


                                                       NEIGHBORHOODFIND.COM, LLC

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - Significant Accounting Policies

     THE COMPANY
     NeighborhoodFind.com, LLC ("NFLLC" or the "Company") was formed on May 16, 2000, under the laws of the State of Delaware. NFLLC is the successor entity to NeighborhoodFind.com, Inc. ("NFInc").

     The Company operates a web site that offers information on a subscription and non-subscription basis about neighborhoods and communities throughout the United States, including information about local restaurants, real estate, entertainment, businesses and organizations.

     On June 13, 2000 the Company entered into a series of transactions which had the effect of reorganizing NFInc as follows (the "Reorganization").

      o The Company entered into an "Assignment and Assumption Agreement" ("Assignment Agreement") with NFInc whereby assigning all NFInc's assets to the Company and the Company assumed all liabilities of NFInc in exchange for effectively 62% of the Company's membership interests. This transaction is accounted for in accordance with AICPA Practice Bulletin 14 "Accounting and Reporting by Limited Liability Companies and Limited Liability Partnerships" ("Bulletin 14") and is treated as a transfer and exchange of entities under common control. Accordingly, the assets assigned and liabilities assumed were recorded at the amounts which they were stated in the financial statements of NFInc (the "Predecessor") in a manner similar to a pooling of interests.

      o The Company issued a 10% membership interest to Kenneth Clarry (the Managing Member who is also the majority stockholder of NFInc) in exchange for a note due to the Managing Member in the amount of $343,883 and the assignment of intellectual property to the Company.

      o The Company sold a 28% membership interest to Avalon Equity Fund LP ("Avalon") for $2,100,000. In connection with the sale, the Company granted warrants to purchase a 5.6% membership interest to two unrelated consultants as a cost of raising capital. The warrants have an exercise price of $5.60.


      o The Company issued an $800,000 note payable to Commerce Capital L.P. ("Commerce Capital") (See Note 3). In connection with this note the Company granted a warrant to purchase a 3.43% membership interest in the Company for an exercise price of $3.43. This warrant has an estimated fair value of $257,247, which was valued using the Black Scholes option-pricing model. This amount was recorded as a deferred debt discount and is being amortized over the life of the note.

                                                       NEIGHBORHOODFIND.COM, LLC

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - Significant Accounting Policies, continued

     THE COMPANY, continued
      o The Company also reserved a 5.48% membership interest for stock options held by NFInc's existing employees. These options become exercisable at a termination event, as defined (See Note 7).

     BASIS OF PRESENTATION
     The December 31, 2000 Balance Sheet reflects the accounts of NFLLC.

     For the year ended December 31 2000, the Statements of Operations, Cash Flows and Membership/Stockholders' Deficit include the accounts of NFLLC combined with the predecessor operations of NFInc.

     For the period October 1, 1999 (Inception) to December 31 1999, the Statements of Operations, Cash Flows and Membership/Stockholders' Deficit include the accounts of NFInc.

     The Unaudited balance sheet as of June 30, 2001 and the Statements of Operations, Cash Flows and Membership Deficit for the six months then ended include the accounts of NFLLC.

     REVENUE RECOGNITION

     Subscription Revenues
     The Company recognizes subscription revenue on a straight-line basis over the term of the respective agreements, which is typically one (1) year.

     DEFERRED REVENUE
     Deferred revenue in the amount of $1,175,639, $1,276,311, and $161,107 at June 30, 2001 (Unaudited), December 31, 2000, and 1999, respectively, represents unearned subscription revenue, which is recognized as income on a monthly basis over the life of the individual subscriptions.

     PROPERTY AND EQUIPMENT
     Property and equipment is stated at cost and is being depreciated or amortized using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

                                                       NEIGHBORHOODFIND.COM, LLC

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - Significant Accounting Policies, continued

     ADVERTISING COSTS
     Advertising costs are expensed as incurred. Advertising costs were $28,664 and $14,540 for the six months ended June 30, 2001 and 2000 (Unaudited) and $296,942 and $13,306 for the year ended December 31, 2000 and the 1999 period, respectively.

     Advertising barter transactions are recognized during the period in which the advertisements are displayed on the Company's website. In January 2000, the Company adopted Emerging Issues Task Force ("EITF") 99-17, "Accounting for Advertising Barter Transactions". Based on the stated value of the advertising received, barter revenues would have been valued at $183,395, $0, $157,693 and $0 for the six months ended June 30, 2001 and 2000 (Unaudited), the year ended December 31, 2000, and the period October 1, 1999 (Inception) through December 31, 1999, respectively. However, in accordance with EITF 99-17, barter transactions have been valued at zero because no similar cash transactions with respect to advertising surrendered have occurred within six months prior to the date of the barter transaction.

     CASH AND CASH EQUIVALENTS
     The Company considers certain highly liquid investments with original maturities of three months or less when acquired to be cash equivalents. The Company has cash balances in excess of the maximum amounts insured by the FDIC at June 30, 2001 (Unaudited).

     INCOME TAXES
     The members of an LLC are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or liability for Federal and State income taxes has been included in the accompanying financial statements.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     STOCK-BASED COMPENSATION
     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock

                                                       NEIGHBORHOODFIND.COM, LLC

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - Significant Accounting Policies, continued

     STOCK-BASED COMPENSATION, continued
     Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its employee stock based compensation plans in accordance with the provisions of APB 25. For non-employee options and warrants, the Company uses the fair value method as prescribed in SFAS 123.

     WEB SITE DEVELOPMENT COSTS
     Web Site development costs consist principally of payroll and related expenses for development, editorial, systems personnel and consultants; and costs of acquired content, including licensed data.

     The Company follows the provisions of Emerging Issues Task Force Issue No. 00-2 "Accounting for Web Site Development Costs", which recognize various stages of a web site: the planning stage, the development stage, and the operating stages. Costs qualifying for capitalization were not material, and accordingly, all web site development costs were expensed as incurred.


NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of June 30, 2001(Unaudited) and December 31, 2000.


                               June 30, 2001     December 31,       Estimated
                                (Unaudited)          2000          Useful Life
                               ------------------------------------------------
Machinery and equipment            $  274,738        $  391,079        5-7 years
Furniture and equipment                15,941            16,701        5-7 years
                                  -----------       -----------
                                      290,679           407,780
Less: Accumulated
    depreciation                     (154,557)          (85,087)
                                    ---------        ----------

    Property and Equipment,
    Net                            $  136,122        $  322,693
                                   ==========        ==========

                                                       NEIGHBORHOODFIND.COM, LLC

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - PROPERTY AND EQUIPMENT, continued

     Depreciation and amortization expense were $69,469 and $18,918 for the six months ended June 30, 2001 and 2000 (Unaudited) and $79,995 and $5,092 for the year ended December 31, 2000 and the 1999 period, respectively.


NOTE 3 - NOTES PAYABLE

     Notes payable at June 30, 2001 (Unaudited) and December 31, 2000 consist of the following:


                                                                                  June 30, 2001     December 31,
                                                                                   (Unaudited)          2000
                                                                                  ------------------------------
       On June 13, 2000, the Company issued an $800,000 note payable to Commerce
       Capital with interest due monthly beginning July 1,
       2000 at 1"% per annum and principal due July 1, 2005, net of deferred
       debt discount of $203,261 and $228,915, respectively. (See Note 1) (a)        $596,739      $   571,085

       On November 30, 2000, the Company issued a $380,000 note payable to
       Commerce Capital with interest due monthly beginning
       January 1, 2001 at 1"% per annum and principal due July 1, 2005, net of
       deferred debt discount of $52,538 and $58,376. (a) (b).                        327,462          321,624

       Note payable, due in monthly installments of $670, including interest at
       14% per annum                                                                       --            9,879

       Note payable, due in monthly installments of $181, including interest at
       14% per annum                                                                       --            2,624

       Note payable, due in monthly installments of $399, including interest at
       25% per annum                                                                    5,265            6,970
       Note payable, due in monthly installments of $2,619, including interest
       at 12% per annum                                                                    --           29,616
                                                                                     --------         -------

         Total notes payable                                                          929,466          941,798

         Less: current maturities                                                       1,702           42,048

       Notes payable, less current maturities                                        $927,764         $899,750
                                                                                     ========         ========

                                                     NEIGHBORHOODFIND.COM, LLC

                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 3 - NOTES PAYABLE, continued

      (a) These loans were personally guaranteed by the Managing Member until May 10, 2001 (se e Note 4).

      (b) The Company granted a warrant to purchase a 2.17% membership interest in the Company for an exercise price of $2.17. This warrant has an estimated fair value of $58,376, which was valued using the Black Scholes option-pricing model. This amount was recorded as a deferred debt discount and is being amortized over the life of the note.

      Aggregated maturities of long-term debt as of December 31, 2000 consist of the following:

                 For the Year Ending
                     December 31,            Amount
                 -----------------------------------

                         2001               $  42,048
                         2002                   7,041
                         2003                      --
                         2004                      --
                         2005               1,180,000
                      Thereafter                   --

                        Total               1,229,089

             Less: Deferred Debt Discount    (287,291)
                                            ---------
                                            $ 941,798
                                            =========


NOTE 4 - MEMBERSHIP DEFICIT

     The following summarizes the activity in the membership deficit accounts of the Company for the period June 13, 2000 through June 30, 2001 (unaudited). The Company issued various classes of membership interests which are described in (a) (b) and (c) below. The determination of the percentage of membership interest acquired and owned at various times was based on agreements between the members. The allocated losses to the various members for the periods June 13, 2000 to December 31, 2000 and January 1, 2001 to June 30, 2001 (unaudited) was based on agreements between the members.


                                                                                             NEIGHBORHOODFIND.COM, LLC

                                                                                         NOTES TO FINANCIAL STATEMENTS
----------------------------------------------------------------------------------------------------------------------



NOTE 4 - MEMBERSHIP DEFICIT, continued


                                        NFInc & Clarry                     Commerce        Commerce
                 Description                 (CV)         Avalon (PV)   Capital (CNV)    Capital (CV)        Total
                 -----------------------------------------------------------------------------------------------------
       Balance from NFInc, June 13,
        2000 (Reorganization, Note 1)     $(1,361,706) $            --  $          --  $            --     $(1,361,706)
       Conversion of note payable             343,883               --             --               --         343,883
       Issuance of PV interest for cash            --        2,100,000             --               --       2,100,000
       Issuance of warrants - deferred
        debt discount                              --               --        257,247               --         257,247
                                           ----------        ---------        -------        ---------       ---------

        Balance, June 13, 2000             (1,017,823)       2,100,000        257,247               --       1,339,424

      Membership Interest,
       June 13, 2000                         72%               28%              0%              0%             100%
                                           ==========      ===========       ========      ===========    ============
       Exercise of warrant                         --              --               3               --               3
       Issuance of warrant - deferred
        debt discount                              --                          58,376               --          58,376
       Net loss, June 13, 2000 through
        December 31, 2000                  (2,780,170)      (1,277,288)            --               --      (4,057,458)
                                           ----------       ----------        -------        ---------      ----------

        Balance, December 31, 2000         (3,797,993)         822,712        315,626               --      (2,659,655)

      Membership Interest,
       December 31, 2000                     70%               27%              3%              0%             100%
                                           ==========      ===========       ========      ===========    ============
       Issuance of PV interest for cash            --        1,530,000             --               --       1,530,000
                                           ----------       ----------        -------        ---------      ----------

          Balance, May 9, 2001             (3,797,993)       2,352,712        315,626               --      (1,129,655)

      Membership Interest,
       May 9, 2001                           20%               77%              3%              0%             100%
                                           ==========      ===========       ========      ===========    ============

       Exercise of warrant                          --              --              2               --              2
       Payment of fee to eliminate
        guarantee obligations                  (2,500)              --          2,500               --             --
       Sale of membership interest
        between members                     3,800,493       (3,800,493)            --               --             --
       Conversion from CNV to CV
        interest                                   --               --       (318,128)         318,128             --

       Cash contribution to equity                 --          407,500             --               --        407,500

       Net loss, six months ended
        June 30, 2001                              --       (1,450,996)            --          (44,876)     (1,495,872)
                                           ----------      -----------       --------      -----------    ------------
          Balance, June 30, 2001
           (Unaudited)                     $       --      $(2,491,277)      $     --      $  (273,252)   $ (2,218,025)
                                           ==========      ===========       ========      ===========    ============

      Membership Interest,
      June 30, 2001                           0%               93%              0%              7%             100%
                                              ==               ===              ==              ==             ====


                                                     NEIGHBORHOODFIND.COM, LLC

                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 4 - MEMBERSHIP DEFICIT, continued

     (a) Class PV
         This class is entitled to (i) preferred yield as defined in the agreement (ii) a priority return of contributed capital (iii) participation in general distributions, (iv) vote, grant, or withhold consents on all matters on which members are to vote or consent.

     (b) Class PNV
         This class is entitled to (i) priority distributions (subordinate to and/or pari-passu with Class PV, but prior to all other classes, (ii) participation in general distributions with no voting rights

     (c) Class CV, CNV, and EONVD
         These classes are entitled to distributions after Class PV and PNV, with no voting rights


NOTE 5 - COMMITMENTS AND CONTINGENCIES

     OPERATING LEASE ARRANGEMENTS
     The Company currently leases office space under a noncancelable operating lease expiring in June 2002. The lease provides for minimum rental payments plus additional rent increases based upon increases in the consumer price index (CPI).

     Future aggregate minimum rental payments as of December 31, 2000 under this lease is as follows:

                               Year Ending
                               December 31,             Amount
                               ---------------------------------

                                    2001                $119,000
                                    2002                0059,000
                                    ----                --------

                                                        $178,000
                                                        ========

     Rental expense for the six months ended June 30, 2001 and 2000 (unaudited) was approximately $49,500 and $22,000, respectively. Rental expense for the year ended December 31, 2000 and the period October 1, 1999 (inception) through December 31, 1999 was approximately $56,775 and $9,600, respectively.

                                                     NEIGHBORHOODFIND.COM, LLC

                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 6 - DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution pension plan covering all eligible employees of the Company. Participants are permitted to make elective deferrals in any amount from 1% to 15% of their compensation. Employer contributions to the plan are at the discretion of management. Through June 30, 2001 the Company did not contribute to the plan.


NOTE 7 - OPTION PLAN

     2000 Incentive Plan: On June 13, 2000 the Company adopted an incentive plan (the "2000 Plan"). The 2000 Plan provides that options may be granted to employees, officers, directors and consultants to purchase shares of membership interests. All incentive options granted under the Plan will have an exercise price of not less than the fair market value of the underlying membership interest at the time of grant, and all non-incentive options granted under the Plan will have an exercise price of not less than 100% of the fair market value of the membership interest at the time of grant. The board of directors (or any duly appointed committee thereof) determines the vesting period of the options upon the granting of the options. The total percentage of membership interest for which options may be granted under the Plan is 15% (1,500,000 shares). No option may be granted under the Plan after June 12, 2010.

     During the year-ended December 31, 2000, the Company granted options to purchase 140,433 shares to its employees with an exercise price of $0.75 per share. As of December 31, 2000, 119,533 options are outstanding which are exercisable only immediately prior to and in contemplation of a termination event (as defined in the Plan). Since such termination event had not occurred as December 31, 2000, none of the options are exercisable as of that date.

     When such options become exercisable, pursuant to the occurrence of a termination event, their value, calculated pursuant to a fair value method under SFAS 123, will be recorded as additional purchase price consideration by the acquirer (see note 9).

     Activities under the 2000 Plan are as follows:

                                                     Number         Weighted
                                                       of           Average
                                                     Options     Exercise Price
                                                  -----------------------------
    BALANCE - December 31, 1999                            --          --

    Options granted                                   140,433          $0.75
    Options cancelled                                  20,900          $0.75
    Options exercised                                       0          $0.75
                                                      -------          -----

    BALANCE - December 31, 2000                       119,533          $0.75
                                                      =======          =====

    EXERCISABLE - December 31, 2000                         0          $0.75

                                                     NEIGHBORHOODFIND.COM, LLC

                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 8- GOING CONCERN UNCERTAINTY

     As shown in the accompanying financial statements, the Company incurred a net loss of $5,034,919 during the year ended December 31, 2000, and net cash flows used to fund operations was $2,994,567. These factors, as well as the uncertain conditions that the Company faces relative to its business model, create substantial doubt as to the Company's ability to continue as a going concern. The Company is developing a business model which it believes will generate profits and positive cash flows from operations. The ability of the Company to continue as a going concern is dependent upon the success of this business model. There can be no assurance that the Company will be successful in developing this business model. The financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.


NOTE 9 - SUBSEQUENT EVENTS

     On July 31, 2001 the Company completed a merger with MonsterDaata, Inc. ("MSRD") whereby the Company exchanged all of its membership interests for 590,259 shares of MSRD Common Stock, 297,262 shares Series D Convertible Preferred Stock (initially convertible into 8 shares of MSRD Common Stock), and warrants to purchase 2,425,034 of MSRD Common Stock at an exercise price of $1.25 per share. At the time of the merger, Avalon had a 93% membership interest and Commerce Capital had a 7% membership interest. Additionally, MSRD has reserved stock options to purchase 1,283,576 shares of its common stock (with an exercise price equal to the fair value of the common stock) to be exchanged for the options and warrants to purchase NFLLC's membership interests held by existing Company employees and consultants (Note 1).


NOTE 10 - INTERIM FINANCIAL INFORMATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and should be read in conjunction with NeighborhoodFind.com, LLC's audited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Such adjustments are of a normal recurring nature. Operating results for the six months ended June 30, 2001 and 2000 are not necessarily indicative of the results that may be expected for any other period or for a full fiscal year.

                               MONSTERDAATA, INC.

             INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL INFORMATION


The following Unaudited proforma condensed combined balance sheet as of June 30, 2001 and the Unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001, are based on the historical financial statements of MonsterDaata, Inc. and NeighborhoodFind.com, LLC. and give effect to the proforma adjustments described herein as though the acquisition of NeighborhoodFind.com LLC. dated July 31, 2001 had been consummated at June 30, 2001 for the Unaudited condensed combined balance sheet and at January 1, 2000 and January 1, 2001 for the Unaudited condensed combined statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

The Unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto and with the historical financial statements of MonsterDaata, Inc., as filed in its annual report on Form 10-KSB and previously filed Form 10-QSB and the historical financial statements of NeighborhoodFind.com, LLC. included elsewhere herein. The Unaudited pro forma combined financial statements are not necessarily indicative of the Company's combined financial position or results of operations that would have been achieved had the acquisition been consummated at June 30, 2001 for the Unaudited condensed combined balance sheet, and at January 1, 2000 and 2001 for the Unaudited condensed combined statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

Under the terms of a merger agreement dated July 31, 2001, MonsterDaata, Inc. purchased all of the issued and outstanding membership interest of NeighborhoodFind.com, LLC. The pro forma adjustments reflect the transaction using the purchase method of accounting, and are based on available information and certain estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. MonsterDaata, Inc. will establish a new basis for NeighborhoodFind.com, LLC's assets and liabilities based upon an allocation of the fair value of the acquisition. The unaudited pro forma financial information reflects MonsterDaata, Inc.'s best estimates; however, the actual amounts may differ from the pro forma amounts.

                                                                                                                MONSTERDAATA, INC.

                                                                              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                                                                     June 30, 2001
-----------------------------------------------------------------------------------------------------------------------------------


                                                                            NeighborhoodFind.        Pro Forma         Pro Forma
                                                        MonsterDaata, Inc       com, LLC            Adjustments      Balance Sheet
                                                      ------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                 $1,181,992         $   213,965                              $1,395,957
        Accounts receivable                                    244,776              32,268                                 277,044
  Prepaid expenses and other current assets                    256,837               2,811                                 259,648
                                                            ----------         -----------                              ----------

      Total Current Assets                                   1,683,605             249,044                               1,932,649

PROPERTY AND EQUIPMENT, NET                                    846,587             136,122                                 982,709

OTHER ASSETS
  Other assets                                                 326,847              42,185                                 369,032
  Other identifiable intangibles                                    --                  --       3,200,000    [1]        3,200,000
  Goodwill                                                          --                  --         463,000    [1]          463,000
                                                            ----------         -----------                              ----------

      TOTAL ASSETS                                          $2,857,039         $   427,351                              $6,947,390
                                                            ==========         ===========                              ==========



                             See notes to unaudited pro forma condensed combined financial information.


                                                                                                                MONSTERDAATA, INC.

                                                                              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                                                                     June 30, 2001
----------------------------------------------------------------------------------------------------------------------------------



                                                                               NeighborhoodFind.      Pro Forma        Pro Forma
                                                            MonsterDaata, Inc      com, LLC         Adjustments     Balance Sheet
                                                          -------------------------------------------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                          $   196,600       $   540,271                        $   736,871
  Deferred revenue                                                   470,867         1,175,639                          1,646,506
  Current maturities of long term debt                                    --             1,702                              1,702
  Current maturities of capital lease obligation                     366,232                --                            366,232
  Dividends payable                                                  440,888                --                            440,888
                                                                  ----------        ----------                         ----------

      Total Current Liabilities                                    1,474,587         1,717,612                          3,192,199

OTHER LIABILITIES
  Long term debt, less current maturities                                 --           927,764                            927,764
  Capital lease obligations, less current maturities                 687,539                --                            687,539
                                                                  ----------        ----------                         ----------

      TOTAL LIABILITIES                                           $2,162,126        $2,645,376                         $4,807,502
                                                                  ==========        ==========                         ==========





                             See notes to unaudited pro forma condensed combined financial information.





                                                                                                                MONSTERDAATA, INC.

                                                                              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                                                                     June 30, 2001
----------------------------------------------------------------------------------------------------------------------------------




                                                                 MonsterDaata,   NeighborhoodFind.     Pro Forma        Pro Forma
                                                                     Inc             com, LLC         Adjustments     Balance Sheet
                                                                --------------------------------------------------------------------
STOCKHOLDERS' EQUITY
  Series A Preferred stock - $1,000 stated value; 10,000,000 shares authorized 418.05 issued and outstanding
   (liquidating preference $1,000 per share)                      $      418,050  $         --                         $   418,050
  Series B Preferred stock - $1,000 stated value; 10,000,000 shares authorized 25 issued and outstanding (liquidating
   preference $1,000 per share)                                           25,000            --                              25,000
  Series C Preferred stock - $10 stated value; 10,000,000
   shares authorized 1,072,800 issued and outstanding
   (liquidating preference $20 per share)                             10,728,000            --                          10,728,000
  Series D Preferred stock ($10 stated value; 297,262
   shares authorized, issued and outstanding (liquidating
   preference $20 per share)                                                  --            --   $ 2,972,620  [1]        2,972,620
  Common stock - $0.01 par value; 100,000,000 shares
   authorized; 3,270,778 outstanding                                      32,708            --         5,903  [1]           38,611
  Additional paid in capital                                           5,042,537            --    (1,533,548) [1]        3,508,989
  Deferred consulting expense                                           (190,951)           --            --              (190,951)
  Members' Deficit                                                            --    (2,218,025)    2,218,025  [1]               --
  Notes receivable stockholder                                          (111,354)           --                            (111,354)
  Accumulated deficit                                                (15,249,077)           --                         (15,249,077)
                                                                   -------------  ------------                         -----------

     TOTAL STOCKHOLDERS' EQUITY                                          694,913    (2,218,025)                          2,139,888
                                                                   -------------  ------------                         -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $   2,857,039  $    427,351                         $ 6,947,390
                                                                   =============  ============                         ===========





                             See notes to unaudited pro forma condensed combined financial information.




                                                                                                                MONSTERDAATA, INC.

                                                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                                              For the Year Ended December 31, 2000
----------------------------------------------------------------------------------------------------------------------------------


                                                               MonsterDaata,   NeighborhoodFind.      Pro Forma
                                                                   Inc             com, LLC          Adjustments       Pro Forma
                                                            ------------------------------------------------------------------------

SALES                                                            $ 1,661,556         $1,116,866                       $  2,778,422


COST OF SALES                                                        542,382                 --                            542,382
                                                                 -----------         ----------                       ------------

      GROSS PROFIT                                                 1,119,174          1,116,866                          2,236,040
                                                                 -----------         ----------                       ------------

OPERATING EXPENSES

  Web site and database content development and maintenance        2,691,942                 --                          2,691,942
  Selling, general and administrative expenses                     3,847,512          6,036,005   1,282,000 [2]         11,165,517
  Expense settlements                                               (270,004)                --                           (270,004)
  Asset Impairment                                                   261,103                 --                            261,103
                                                                 -----------         ----------                       ------------

      TOTAL OPERATING EXPENSES                                     6,530,553          6,036,005                         13,848,558
                                                                 -----------         ----------                       ------------

      OPERATING LOSS                                              (5,411,379)        (4,919,139)                       (11,612,518)

OTHER EXPENSE

  Interest expense net                                            (1,207,101)          (115,780)     23,641 [3]         (1,299,240)
                                                                  -----------         ----------                       ------------

      (Forward)



                             See notes to unaudited pro forma condensed combined financial information.



                                                                                                                MONSTERDAATA, INC.

                                                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                                              For the Year Ended December 31, 2000
----------------------------------------------------------------------------------------------------------------------------------


                                                                  MonsterDaata,   NeighborhoodFind.     Pro Forma
                                                                      Inc             com, LLC         Adjustments        Pro Forma
                                                               ---------------------------------------------------------------------
      (Forward)

OTHER EXPENSE                                                     (1,207,101)         (115,780)                          (1,299,240)
                                                                 -----------      ------------                         ------------

 LOSS BEFORE INCOME TAXES                                         (6,618,480)       (5,034,919)                         (12,911,758)

 INCOME TAXES                                                           5,300               --                                5,300
                                                                 ------------     ------------                         ------------

 NET LOSS                                                         (6,623,780)       (5,034,919)             --          (12,917,058)

 Dividends on Preferred Stock                                        (89,000)               --        (208,083) [4]        (297,083)
                                                                 -----------      ------------                         ------------

 Loss Attributable to Common Stockholders                        $(6,712,780)     $ (5,034,919)                        $(13,214,141)
                                                                 ===========      ============                         ============

 Weighted Average Number of Shares Outstanding                     2,399,904                           590,259            2,990,163
                                                                   =========                          ========            =========

 Net Loss Per Share, Basic and Diluted                                $(2.80)                                                $(4.42)
                                                                      ======                                                 ======



                             See notes to unaudited pro forma condensed combined financial information.



                                                                                                                MONSTERDAATA, INC.

                                                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                                            For the Six Months Ended June 30, 2001
----------------------------------------------------------------------------------------------------------------------------------

                                                               MonsterDaata,   NeighborhoodFind.      Pro Forma
                                                                   Inc             com, LLC         Adjustments        Pro Forma
                                                            -----------------------------------------------------------------------

SALES                                                           $    704,880        $  976,884                       $  1,681,764

COST OF SALES                                                        204,074                --                            204,074
                                                                 -----------         ---------                        -----------

      GROSS PROFIT                                                   500,806           976,884                          1,477,690
                                                                 -----------         ---------                        -----------

OPERATING EXPENSES
  Web site and database content development and maintenance        1,315,927                --                          1,315,927
  Selling, general and administrative expenses                     1,542,199         2,362,981     641,000    [5]       4,546,180
                                                                 -----------       -----------                        -----------

      TOTAL OPERATING EXPENSES                                     2,858,126         2,362,981                          5,862,107
                                                                 -----------       -----------                        -----------

OPERATING LOSS                                                    (2,357,320)       (1,386,097)                        (4,384,417)

OTHER EXPENSE
  Interest expense net                                                (2,455)         (109,775)    (39,400)   [6]        (151,630)
                                                                 -----------         ---------                        -----------
 (Forward)



                             See notes to unaudited pro forma condensed combined financial information.




                                                                                                                MONSTERDAATA, INC.

                                                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                                            For the Six Months Ended June 30, 2001
----------------------------------------------------------------------------------------------------------------------------------

                                                               MonsterDaata,   NeighborhoodFind.       Pro Forma
                                                                   Inc             com, LLC          Adjustments        Pro Forma
                                                            ------------------------------------------------------------------------

      (Forward)

OTHER EXPENSE                                                         (2,455)          (109,775)                          (151,630)
                                                                  ----------        -----------                         ----------

      LOSS BEFORE INCOME TAXES                                    (2,359,775)        (1,495,872)                        (4,536,047)

      INCOME TAXES                                                     3,576                 --                              3,576
                                                                  ----------        -----------                         ----------

      NET LOSS                                                    (2,363,351)        (1,495,872)                        (4,539,623)

  Dividends on Preferred Stock                                      (425,493)                --   (104,041)               (529,534)
                                                                  ----------        -----------                         ----------

  Loss Attributable to Common Stockholders                       $(2,788,844)      $ (1,495,872)                      $ (5,069,157)
                                                                 ===========       ============                       ============

  Weighted Average Number of Shares Outstanding                    3,120,279                         590,259             3,710,538
                                                                   =========                        ========             =========

  Net Loss Per Share, Basic and Diluted                           $(0.89)                                                  $(1.37)
                                                                  ======                                                   ======



                             See notes to unaudited pro forma condensed combined financial information.


                                                                            MONSTERDAATA, INC.

                         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------



 No.                     Account Description                        Debit          Credit
----------------------------------------------------------------------------------------------

JUNE 30, 2001 PRO FORMA CONDENSED COMBINED BALANCE SHEET
 ADJUSTMENTS

 [1]  Other Identifiable Intangibles                               $3,130,000    $        --
      Additional Paid In Capital                                    1,550,523             --
      Goodwill                                                        516,025             --
           Membership deficit                                              --      2,218,025
           Series D Preferred Stock                                        --      2,972,620

           Common Stock                                                    --          5,903
                                                                           --
                                                                   ----------     ----------
                                                                   $5,196,548     $5,196,548
                                                                   ==========     ==========

      To record and allocate the purchase price as follows:

                                                                Fair Value Per
                                                      Shares        Share        Fair Value
                                                   -------------------------------------------

Common Stock (a)                                        590,259    $ 0.12400       $    73,000
Contingent common stock (b)                             500,000      0.12400            62,000
Series D Preferred Stock (a)                            297,262      4.02500         1,196,000
Contingent Series D Preferred Stock (b)                  62,500      0.99200            62,000
Warrants (a)                                          2,425,034      0.00002                --
Options reserved for NFLLC employees (c)              1,283,576      0.04086            52,000
                                                                                   -----------

Total Purchase Price                                                               $ 1,445,000
                                                                                   ===========

Fair value of net assets acquired
 Current assets                                                       249,000
 Property and equipment                                               136,000
 Other assets                                                          42,000
 Other Indentifiable Intangibles (d)                                3,200,000
 Liabilities assumed                                               (2,645,000)
                                                                  -----------

Fair value of indentifiable net assets acquired                                       982,000

 Goodwill                                                                              463,000
                                                                                      --------

                                                                                   $ 1,445,000
                                                                                   ===========



(a) Based upon independent valuation by Charter Capital Advisors, Inc.

(b) The contingent stock issuances have been recorded using the fair value of the stock at the date of acquisition multiplied by the maximum number of shares that could be issued pursuant to the contingency.

(c) Calculated using Black Scholes option-pricing model.

(d) Identifiable intangible assets include: customer list, database, content, web site, domain name and logos.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS
 FOR THE YEAR ENDED DECEMBER 31, 2000

 No.                 Account Description                    Debit         Credit
--------------------------------------------------------------------------------

[2]   Amortization of Intangibles                   $1,282,000        $       --

           Other Intangibles                                --         1,282,000
                                                    ----------        ----------

                                                    $1,282,000        $1,282,000
                                                    ==========        ==========


      To record amortization of identifiable intangibles, which are being amortized on a straight-line basis over an estimated average useful life of 2-1/2 years.

[3]   Cash                                          $   23,641        $       --
           Interest expense                                 --            23,641
                                                    ----------        ----------

                                                    $   23,641        $   23,641
                                                    ==========        ==========

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2001

 No.                       Account Description            Debit         Credit
--------------------------------------------------------------------------------

      To record the reduction in interest on
       Commerce Capital notes from 13% to 8%
       per annum

      June 13th Note Payable                            $800,000
         Interest expense at 13%                          57,271
         Interest expense at 8%                           35,244
                                                       ---------
                                                          22,027

      November 30th Note Payable                         380,000
         Interest expense at 13%                           4,196
         Interest expense at 8%                            2,582
                                                       ---------
                                                           1,614

      Total interest expense reduction                 $  23,641
                                                       =========

[4]   Deemed Dividend                                  $ 208,083    $      --
           Dividends Payable                                  --       208,083
                                                       ---------      --------
                                                       $ 208,083      $208,083
                                                       =========      ========

      To record 7% cumulative dividends on Series D
      Preferred Stock ($2,972,620 x 7% = $208,083)


                                                                            MONSTERDAATA, INC.

                         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------


 No.                       Account Description                             Debit         Credit
-------------------------------------------------------------------------------------------------
[5]     Amortization of Intangibles                                      $641,000      $     --
             Other Intangibles                                                 --       641,000
                                                                         --------      --------
                                                                         $641,000      $641,000
                                                                         ========      ========

      To record amortization of identifiable intangibles, which are being amortized on a straight-line basis over an estimated average useful life of 2-1/2 years.

[6]     Cash                                                              $39,400      $     --
             Interest expense                                                  --        39,400
                                                                          -------       -------
                                                                          $39,400       $39,400
                                                                          =======       =======

        To record the reduction in interest on Commerce Capital notes from 13% to 8% per annum

        June 13th Note Payable                                           $800,000
           Interest expense at 13%                                         51,858
           Interest expense at 8%                                          31,912
                                                                         --------
                                                                           19,946
                                                                         --------

        November 30th Note Payable                                        380,000
           Interest expense at 13%                                         24,632
           Interest expense at 8%                                           5,178
                                                                         --------
                                                                           19,454
                                                                         --------

        Total interest expense reduction                                   39,400

[7]     Deemed Dividend                                                  $104,041      $     --
             Dividends Payable                                                 --       104,041
                                                                         --------      --------
                                                                         $104,041      $104,041
                                                                         ========      ========

        To record 7% cumulative dividends on Series D Preferred Stock
        ($2,972,620 x 7% x 6mths = $104,041)



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MONSTERDAATA, INC.


Dated:  October 23, 2001            By: /s/ Harold S. Blue
                                        ---------------------------------
                                                  Harold S. Blue
                                                  Vice Chairman








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